Exhibit 99.2

Caladrius Biosciences announces up to $26 million Purchase Agreement with Lincoln Park Capital

BASKING RIDGE, N.J. (March 14, 2019) - Caladrius Biosciences, Inc. (Nasdaq: CLBS) (“Caladrius” or the “Company”), a late-stage therapeutics development biopharmaceutical company committed to the development of innovative products focusing on select cardiovascular indications that have the potential to restore the health of people with chronic illnesses, announces that it has entered into a purchase agreement (“Purchase Agreement”) and a registration rights agreement with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC shares of the Company’s common stock having an aggregate value of up to $26 million, subject to certain limitations and conditions set forth in the Purchase Agreement, over the 36-month term of the Purchase Agreement.

As consideration for entering into the Purchase Agreement, the Company will issue to LPC 181,510 shares of common stock. Pursuant to the Purchase Agreement, LPC will purchase 250,000 shares of common stock, at a price of $4.00 per share, for a total gross purchase price of $1.0 million.

Under the terms and conditions of the Purchase Agreement, and after the filing and effectiveness of a registration statement registering the shares to be sold to LPC, Caladrius has the right, in its sole discretion, to sell shares of common stock to LPC and LPC is obligated to purchase the common stock at times and amounts as set forth in the Purchase Agreement. The purchase price of any future shares will be based on the prevailing market prices of Caladrius’s shares around the time of each sale.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Caladrius Biosciences
Caladrius is a late-stage therapeutics development biopharmaceutical company committed to the development of innovative products that have the potential to restore the health of people with chronic illnesses. Our leadership team collectively has decades of biopharmaceutical development experience and world-recognized scientific achievement in the fields of cardiovascular and autoimmune disease, among other areas. The Company’s goal is to build a broad portfolio of novel and versatile products that address important unmet medical needs. Our current product candidates include three developmental treatments for cardiovascular diseases based on our CD34 cell therapy platform: CLBS12, recipient of SAKIGAKE designation, in Phase 2 testing in Japan and eligible for early conditional approval for the treatment of critical limb ischemia; CLBS14-CMD, in Phase 2 testing for the treatment of coronary microvascular dysfunction; and CLBS14-NORDA (formerly CLBS14-RfA) in late-stage development for no option refractory disabling angina for which it has received RMAT designation. For more information on the company, please visit www.caladrius.com.

Safe Harbor for Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements including, without limitation, all statements  related to any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “plan,” “project,” “forecast,” “outlook,” “intend,” “may,” “will,” “expect,” “likely,” “believe,” “could,” “anticipate,” “estimate,” “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements, although some forward-looking statements are expressed differently. Factors that could cause future results to differ materially from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2019 and in the Company’s other periodic filings with the SEC. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Press Release or with respect to the matters described herein.

Contact:

Investors:
Caladrius Biosciences, Inc.
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone:  +1-908-842-0084
Email: jmenditto@caladrius.com